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                                  EXHIBIT 10.2

                            INDEMNIFICATION AGREEMENT
                  TAKEOUTMUSIC.COM HOLDINGS CORP. (WASHINGTON)

     AGREEMENT, effective as of April ___, 2000 between takeoutmusic.com Holdings Corp., a Washington corporation (the "Company"), and _______________ (the "Indemnitee").

     WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

     WHEREAS, Indemnitee is a director or officer of the Company; and

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment; and

     WHEREAS, the By-Laws of the Company provide: "The corporation shall indemnify and hold harmless any person who is or was a director of this corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered." In addition, "[t]he corporation may, by action of its Board of Directors from time to time, indemnify and hold harmless any person who is or was an officer, employee or agent of the corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the corporation is empowered, or to any lesser extent which the Board of Directors may determine."

     WHEREAS, this Agreement satisfies the provisions of RCW 23B.08.560 of the Washington Business Corporation Act (the "BCA"); and

     WHEREAS, in recognition of the fact that the Indemnitee continues to serve as a director or officer of the Company in part in reliance on the aforesaid By-Laws and Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-Laws or any change in the composition of the Company's Board of Directors or any acquisition transaction relating to the Company), and due to the potential inadequacy of the Company's directors' and officers' liability insurance coverage, the Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies;

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     NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Certain Definitions.

     (a) Approved Law Firm: shall mean any law firm (i) located in New York City and (ii) rated "av" by Martindale-Hubbell Law Directory.

     (b)  Board of Directors: shall mean the Board of Directors of the Company.

     (c) Change in Control: shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than any stockholder (and/or affiliate of such stockholder) on the date of this Agreement or a trustee or other fiduciary holding securities under an employee benefit plan of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly of securities of the Company representing 15 percent or more of the total voting power represented by the Company's then outstanding Voting Securities (such person being hereinafter referred to as an "Acquiring Person"), or (ii) during any 24-consecutive-month period, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entry) at least 80 percent of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     (d) Claim: shall mean any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.


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     (e)  Expenses: shall include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event, together with interest, computed at the Company's average cost of funds for short-term borrowings, accrued from the date of incurrence of such expense to the date Indemnitee receives reimbursement therefor.

     (f) Indemnifiable Event: shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation of any type or kind, domestic or foreign, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in such capacity. Without limitation of any indemnification provided hereunder, an Indemnitee serving (i) another corporation, partnership, joint venture or trust of which 10 percent or more of the voting power or residual economic interest is held, directly or indirectly, by the Company, or (ii) any employee benefit plan of the Company or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of the Company.

     (g) Reviewing Party: shall be (i) the Board of Directors acting by quorum consisting of directors who are not parties to the particular Claim with respect to which Indemnitee is seeking indemnification, or (ii), if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, (A) the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in Section 2 of this Agreement and in RCW 23B.08.510 of the BCA has been met by the Indemnitee or (B) the shareholders upon a finding that the Indemnitee has met the applicable standard of conduct referred to in clause (ii)(A) of this definition.

     (h) Voting Securities: shall mean any securities of the Company which vote generally in the election of directors.

2. Basic Indemnification Arrangement. If Indemnitee was, is or becomes at any time a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all Expenses, judgments, fines (including excise taxes assessed on an Indemnitee with respect to an employee benefit plan), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with, or in respect of, such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within two business days of such request)


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     any and all Expenses to Indemnitee (an "Expense Advance"), in accordance with the provisions of RCW 23B.08.530 of the BCA, upon the written affirmation of the Indemnitee's good faith belief that he has acted in conformance with the standard of conduct set forth in this Section 2 and in RCW 23B.08.510 of the BCA. The Indemnitee shall further furnish and execute a written undertaking, which states that he will repay the Expense Advance if it is ultimately determined that the Indemnitee did not meet the applicable standard of conduct. Notwithstanding anything in this Agreement to the contrary, (i) Indemnitee shall not be entitled to indemnification pursuant to this Agreement if a judgment or other final adjudication adverse to the Indemnitee establishes that Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or that Indemnitee personally gained in fact a financial profit or other advantage to which Indemnitee was not legally entitled and (ii) prior to a Change in Control Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

3. Payment. Notwithstanding the provisions of Section 2, the obligations of the Company under Section 2 (which shall in no event be deemed to preclude any right to indemnification to which Indemnitee may be entitled under RCW 23B.08.520 of the BCA) shall be subject to the condition that the Reviewing Party shall have authorized such indemnification in the specific case by having determined that Indemnitee is permitted to be indemnified under the applicable standard of conduct set forth in Section 2 and applicable law. The Company shall promptly call a meeting of the Board of Directors with respect to a Claim and agrees to use its best efforts to facilitate a prompt determination by the Reviewing Party with respect to the Claim. Indemnitee shall be afforded the opportunity to make submissions to the Reviewing Party with respect to the Claim. The obligation of the Company to make an Expense Advance pursuant to Section 2 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under Section 2 and applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees and undertakes to reimburse the Company to the full extent required by RCW 23B.08.530(1)(b) of the BCA if it is determined that the Indemnitee did not meet the required standard of conduct) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial


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     determination by the court or challenging any such determination by the
     Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

4. Change in Control. If there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control) then (i) all determinations by the Company pursuant to the first sentence of Section 3 hereof and RCW 23B.08.550(2) of the BCA shall be made pursuant to subparagraphs (a), (b) or (c) of such RCW 23B.08.550(2) and
     (ii) with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or By-law of the Company now or hereinafter in effect relating to Claims for Indemnifiable Events (including, but not limited to, any opinion to be rendered pursuant to subparagraph (2)(c) of RCW 23B.08.550 of the BCA) the Company (including the Board of Directors) shall seek legal advice from (and only from) special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company (or any subsidiary of the Company) or the Acquiring Person (or any affiliate or associate of such Acquiring Person) within the last five years (other than in connection with such matters) or Indemnitee. Unless Indemnitee has theretofore selected counsel pursuant to this Section 4 and such counsel has been approved by the Company, any Approved Law Firm shall be deemed to satisfy the requirements set forth above. Such counsel, among other things, shall render its written opinion to the Company, the Board of Directors and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. As used in this Section 4, the terms "affiliate" and "associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

5. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or By-law of the Company now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expenses payment or insurance recovery, as the case may be.


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6.   Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified, to the extent permitted by law, against all Expenses incurred in connection with such Indemnifiable Event. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall, to the extent permitted by law, be on the Company to establish that Indemnitee is not so entitled.

7. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, whether civil or criminal, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

8. Nonexclusivity, Etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the By-laws of the Company, the BCA or otherwise. To the extent that a change in the BCA (whether by statue or judicial decision) permits greater indemnification by agreement than would be afforded currently under the By-laws of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

11. Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other


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     provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

14. Specific Performance. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either at law or in equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

15. Binding Effect, Etc. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

16. Severability. The provisions of this Agreement shall be severable if any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

17. Governing Law. This Agreement shall be governed by, and be construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

Executed this     day of                   .
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                        TAKEOUTMUSTIC.COM HOLDINGS CORP.

                            By:
                               ---------------------------------
                            Name:
                                 -------------------------------
                            Title:
                                  ------------------------------

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